UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2021, WestRock Company announced that Jeffrey W. Chalovich, the Company’s president of Corrugated Packaging and chief commercial officer, will retire from the Company in August 2021.

The Company also announced a new commercial and operational leadership structure.

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Patrick E. Lindner will serve as president, Commercial, Innovation and Sustainability. He had served as the Company’s president, Consumer Packaging since March 2019 and as the Company’s chief innovation officer since October 2019. Prior to joining the Company, Mr. Lindner served as executive advisor to private equity firm New Mountain Capital and chief operating officer of W.L. Gore & Associates, and in various leadership roles with E.I. Du Pont De Nemours and Company. He holds a bachelor’s degree in chemistry from Hamilton College and a PhD in chemistry from Dartmouth University.

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Peter C. Durette will serve as president, Corrugated Packaging. He had served as the Company’s executive vice president, corrugated container and chief strategy officer. Mr. Durette served as chief strategy officer of MeadWestvaco Corporation since 2009 and had retained this role with the Company since its formation in 2015. During his time with the Company and MeadWestvaco, Mr. Durette has held various other commercial and operating roles, including president of enterprise solutions, executive vice president of beverage packaging and senior vice president of home health and beauty. Prior to joining MeadWestvaco, he spent more than a decade with Marakon Associates, a boutique strategic advisory company. Mr. Durette holds a bachelor’s in economics from Duke University and a master of business administration from The Wharton School at University of Pennsylvania.

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Patrick M. Kivits will serve as president, Consumer Packaging. He had served as the Company’s president, Multi Packaging Solutions since August 2020 and, prior to that, as executive vice president operations North America for Multi Packaging Solutions since November 2019. Prior to joining the Company, Mr. Kivits spent 20 years in the specialty chemical industry, working for H.B. Fuller and Henkel in adhesives for the packaging industry. He holds a master’s degree in mechanical process engineering from Eindhoven University of Technology, The Netherlands, and a master of business administration from Henley Business School in the United Kingdom.

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John L. O’Neal will serve as president, Global Paper. He had served as the Company’s executive vice president, food and beverage Americas since 2016. From 2012 to 2016, he served in senior leadership roles in the Company’s Corrugated Packaging and Paper Solution businesses. Prior to joining the Company, Mr. O’Neal spent 16 years working for Mirant Corporation. He holds a bachelor’s degree in industrial engineering and operations research from the University of California, Berkeley and a master of business administration from Goizueta Business School, Emory University.

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Thomas M. Stigers will serve as president, Mill Operations. He had served as the Company’s executive vice president, containerboard mills. Mr. Stigers joined the Company in connection with its acquisition of Southern Container Corp in 2008, where he served as vice president of Solvay Paperboard. Mr. Stigers has worked in the paper industry since 1987 in various operational leadership roles with Champion International, Simpson, Donohue, and Abitibi-Consolidated. He holds bachelor’s degrees in chemical engineering from Clarkson University and paper science and engineering from the State University of New York College of Environmental Science and Forestry, as well as a master of business administration from Adelphi University.

There is no arrangement or understanding between any of Messrs. Lindner, Durette, Kivits, O’Neal and Stigers and any other persons pursuant to which any of Messrs. Lindner, Durette, Kivits, O’Neal and Stigers was selected as an officer. There are no family relationships between any of Messrs. Lindner, Durette, Kivits, O’Neal and Stigers and any director or executive officer of the Company, and no transactions involving any of Messrs. Lindner, Durette, Kivits, O’Neal and Stigers that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on June 2, 2021 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

                 Ex. 99.1            Press release, dated June 2, 2021
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: June 4, 2021	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary

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